EXHIBIT 4

                                  FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                                     PRINCIPAL AMOUNT:
REGISTERED No.:  R-         CUSIP No.:               $



                            MERRILL LYNCH & CO., INC.
                           Medium-Term Notes, Series C
                            50/150 Index Basket Notes
                                  (the "Notes")


ORIGINAL ISSUE DATE:            STATED MATURITY:            INDEX:

                                                            Value of the Basket
                                                            comprised of
                                                            (each, a "Basket
                                                            Index") calculated
                                                            as specified below.

INDEX PUBLISHER:                STARTING VALUE:             MINIMUM REDEMPTION
                                                            AMOUNT:

CALCULATION AGENT:              DENOMINATIONS:              SPECIFIED CURRENCY:

Merrill Lynch, Pierce,          Integral multiples of $10   United States dollar
Fenner & Smith Incorporated     (unless otherwise           (unless otherwise
(unless otherwise specified)    specified)                  specified)

DEFAULT RATE:

      THE BASKET:

      The Calculation Agent will calculate the value of the Basket by summing the products of the closing level of each Basket Index on a Calculation Day and the Multiplier specified below applicable to each Basket Index.


             Basket Index                    Multiplier
             ------------------------------- ----------

      Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) at the Stated Maturity.

      Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment at Stated Maturity

      At the Stated Maturity, a Holder shall receive a cash payment equal to the Redemption Amount. The "Redemption Amount" with respect to each $10 principal amount of this Global Note shall be determined by the Calculation Agent and shall equal:

      (i) If the Ending Value (as defined below) is equal or greater than the Starting Value:

                     (         (Ending Value - Starting Value))
               $10 + ($10x150%x(-----------------------------))
                     (         (        Starting Value       ))

      (ii) If the Ending Value is less than the Starting Value:

                     (        (Ending Value - Starting Value))
               $10 + ($10x50%x(-----------------------------))
                     (        (        Starting Value       ))

      (iii) In no event shall the Redemption Amount be less than the Minimum Redemption Amount.

      The "Ending Value" shall be determined by the Calculation Agent and shall equal the average of the closing levels of the Index determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value shall equal the average of the closing levels of the Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing level of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing level of the Index determined on the last scheduled Basket Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on that scheduled Basket Business Day.

      The "Calculation Period" means the period from and including the seventh scheduled Basket Business Day before the Stated Maturity to and including the second scheduled Basket Business Day before the Stated Maturity.

      A "Calculation Day" means any Basket Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

      A "Basket Business Day" means any day on which the Basket Indices or any Successor Indices (as defined below) are calculated and published.

      All determinations made by the Calculation Agent, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Adjustments to the Basket; Market Disruption Events

      If at any time any Index Publisher makes a material change in the formula for or the method of calculating its respective Basket Index or in any other way materially modifies its respective Basket Index so that the Basket Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Basket Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to that Basket Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Basket Index, as so adjusted.

      "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

      (A) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise a Basket Index or any Successor Index; or

      (B) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to a Basket Index, or any Successor Index.

      For the purpose of determining whether a Market Disruption Event has occurred:

      (1) a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

      (2) a decision to permanently discontinue trading in the relevant futures or options contracts related to the applicable Basket Index, or any Successor Index, will not constitute a Market Disruption Event;

      (3) a suspension in trading in a futures or options contracts on the applicable Basket Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or options contracts related to that Basket Index; and

      (4) a suspension of or material limitation on trading on the relevant exchange shall not include any time when that exchange is closed for trading under ordinary circumstances.

Discontinuance of a Basket Index

      If an Index Publisher discontinues publication of its respective Basket Index and the Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to that Basket Index (a "Successor Index"), then, upon the Calculation Agent's notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute such Successor Index as calculated by the relevant Index Publisher or any other entity for that Basket Index and calculate the Ending Value as described above under "Payment at Stated Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of this Global Note.

      In the event that the Index Publisher discontinues publication of its respective Basket Index and:

      o     the Calculation Agent does not select a Successor Index; or

      o     the Successor Index is not published on any of the Calculation Days,

the Calculation Agent shall compute a substitute level for that Basket Index in accordance with the procedures last used to calculate that Basket Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for a Basket Index as described below, the Successor Index or level shall be used as a substitute for that Basket Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

      If an Index Publisher discontinues publication of its Basket Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day (as defined below) until the earlier to occur of:

      o     the determination of the Ending Value; or

      o a determination by the Calculation Agent that a Successor Index is available,

      the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

      A "Business Day" means a day that is either (i) a Basket Business Day or
(ii) a day on which the applicable exchanges listing the stocks of companies used to calculate a substitute level for a Basket Index following a discontinuance, pursuant to the above, are open for trading.

General

      All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

      This Global Note is one of a duly authorized issue of the Company's Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue and designated as 50/150 Index Basket Notes which are due at the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each $10 Principal Amount of this Global Note, shall be equal to the Redemption Amount, calculated as though the date of acceleration were the Stated Maturity.

      In case of default in payment of this Global Note, whether at the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the

Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

      No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount hereof and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

      Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company and each Holder and beneficial owner by acceptance hereof hereby agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat this Global Note for all tax purposes as a pre-paid cash-settled forward contract linked to the level of the Index.

      The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
CERTIFICATE OF AUTHENTICATION                                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the            [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, N.A., as Trustee                                  By:
                                                                          -----------------------------------------
                                                                                       Assistant Treasurer



By:                                                                    Attest:
   -----------------------------------------                                  -------------------------------------
         Authorized Officer                                                                      Secretary

                            ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)____________

_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.


Date:
       --------------------              --------------------------------------
                                         NOTICE: The signature of the
                                         registered Holder to this assignment
                                         must correspond with the name as
                                         written upon the face of the within
                                         instrument in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.